Exhibit 99.1

NEWS RELEASE
Sylvamo Releases Third-Quarter Results with Strong Earnings and Cash Flow
MEMPHIS, Tenn. – Nov. 10, 2021 – Sylvamo Corporation (NYSE: SLVM), the world’s paper company, released third-quarter 2021 earnings.
Message from the Chairman and Chief Executive Officer
“We delivered strong earnings and significant cash in the quarter,” said Jean-Michel Ribiéras. “As we launch Sylvamo, we have good momentum for the fourth quarter and 2022. Our third-quarter adjusted EBITDA margin was 19.5%, reflecting strong performances by all three regions and lower maintenance outage costs. We project fourth-quarter adjusted EBITDA in the range of $140 to $150 million and adjusted operating earnings per share of $1.20 to $1.40. In the near term, we are focused on generating strong free cash flow, reducing debt and positioning Sylvamo for long-term value creation.”

Third-Quarter Highlights
•Third-quarter net income of $92 million ($2.09 per pro forma share1) compared with $115 million ($2.61 per pro forma share) in the second quarter of 2021 and $51 million ($1.16 per pro forma share) in the third quarter of 2020
•Third-quarter adjusted operating earnings2 (non-GAAP) of $100 million ($2.27 per pro forma share) compared with $68 million ($1.54 per pro forma share) in the second quarter of 2021 and $51 million ($1.16 per pro forma share) in the third quarter of 2020
•Third-quarter adjusted EBITDA3 (non-GAAP) of $177 million compared with $124 million in the second quarter of 2021 and $104 million in the third quarter of 2020
Third-Quarter Commercial and Operational Highlights
•Price and mix improved by $30 million versus the prior quarter and volume improved by $12 million
•Operations improved by $10 million and total planned maintenance outage expenses declined by $27 million versus the second quarter
•Input costs increased by $26 million, reflecting higher costs for wood, energy, chemicals, packaging and distribution
•Adjusted EBITDA margins for Europe, Latin America and North America were 19%, 30% and 15%, respectively
Fourth-Quarter Outlook
•Price and mix are expected to improve by $30 to $35 million compared to the third quarter, reflecting continued realization of prior price increases
•Volume is expected to improve by $10 to $15 million, reflecting continued strong demand in Europe and North America and seasonally stronger demand in Latin America
•Operations are expected to increase by $15 million, reflecting seasonally higher costs in Europe and North America
•Input costs and distribution are projected to increase by $35 to $40 million as prices for wood, energy, chemicals and other key inputs continue to increase
•Total maintenance outage expenses are projected to increase by $24 million, primarily the impact of a 10-year cold mill outage at our Saillat mill and an extended cold mill outage at our Eastover mill
•We also project $8 million in costs related to transition service agreements in the quarter and $4 million of one-time costs

•Our gross debt-to-adjusted EBITDA ratio declined to 2.8x at the end of the third quarter, and we repaid $30 million of outstanding debt on Oct. 29

1 At the date of distribution of Sylvamo common shares by International Paper to its shareholders on Oct. 1, 2021, Sylvamo had 44,104,986 total common shares outstanding. The calculation of pro forma earnings per share for each period presented utilizes the common shares at the date of distribution as the basis for the calculation of weighted average common shares outstanding for periods prior to the spinoff because, at that time, Sylvamo did not operate as a separate, stand-alone entity, and no shares or equity-based awards were outstanding prior to the date of distribution.
2 Adjusted Operating Earnings (non-GAAP) are net earnings (GAAP) excluding net special items. Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present combined operating results. For more information regarding net special items, see the information under the heading Effects of Special Items and the Condensed Combined Statement of Operations and related notes included later in this release.
3 Adjusted EBITDA (non-GAAP) is net income (loss) (GAAP) excluding the sum of income taxes, net interest (income) expense, depreciation, amortization and cost of timber harvested, and, when applicable for the periods reported, special items. Management believes that Adjusted EBITDA and Adjusted EBITDA Margin provide investors and analysts meaningful insights into our operating performance and Adjusted EBITDA is a relevant metric for the third-party debt. For more information regarding net special items, see the information under the heading Effects of Special Items and the Condensed Combined Statement of Operations and related notes included later in this release.

Pro Forma Net and Adjusted Operating Earnings per Share

	Third Quarter 2021	Second Quarter 2021	Third Quarter 2020
Net Income (Loss)	$2.09	$2.61	$1.16
Add Back – Net Special Items Expense (Income)	0.18	(1.07)	—
Adjusted Operating Earnings	$2.27	$1.54	$1.16

Select Financial Measures

(In millions)	Third Quarter 2021	Second Quarter 2021	Third Quarter 2020
Net Sales	$908	$844	$738
Net Income (Loss)	92	115	51
Business Segment Operating Profit	137	85	62
Adjusted Operating Earnings	100	68	51
Adjusted EBITDA	177	124	104
Cash Provided By (Used For) Operating Activities	157	140	73
Free Cash Flow (1)	135	125	56
(1) Free cash flow is a non-GAAP financial measure. A reconciliation of free cash flow to the most comparable GAAP measure, cash provided by (used for) operating activities, and disclosure regarding why we believe that free cash flow provides useful information to investors, is included later in this release.

Segment Information
Sylvamo uses business segment operating profits to measure the earnings performance of its businesses and is calculated as set forth in footnote (g) below under the "Sales and Earnings by Business Segment" table (page 9). Third-quarter 2021 net sales by business segment and operating profit (loss) by business segment compared with the second quarter of 2021 and the third quarter of 2020 are as follows:
Business Segment Results

(In millions)	Third Quarter 2021	Second Quarter 2021	Third Quarter 2020
Net Sales by Business Segment
Europe	$262	$243	$220
Latin America	200	189	150
North America	447	426	375
Corporate and Inter-segment Sales	(1)	(14)	(7)
Net Sales	$908	$844	$738
Operating Profit (Loss) by Business Segment
Europe	$40	$19	$16
Latin America	44	44	17
North America	53	22	29
Total Business Segment Operating Profit	$137	$85	$62
Operating profits (losses) in the third quarter of 2021:
Europe - $40 million compared with $19 million in the second quarter of 2021. Earnings were higher as higher average sales prices, higher volumes and lower planned maintenance outage expenses were partially offset by higher input costs.
Latin America - $44 million compared with $44 million in the second quarter of 2021. Earnings were stable as higher average sales prices and volumes were offset by higher input costs and higher planned maintenance outage expenses.
North America - $53 million compared with $22 million in the second quarter of 2021. Earnings were higher as higher average sales prices and lower planned maintenance outage expenses were partially offset by higher input costs.

Earnings Webcast
The company will host an audio webcast at 10 a.m. EST / 9 a.m. CST today. All those interested are invited to listen at investors.sylvamo.com.
Those who wish to participate should call +1-855-982-8078 (U.S.) or +1-469-886-1931 (international). The conference ID number is 9631345. Participants should call in no later than 9:45 a.m. EST / 8:45 a.m. CST.
Replays will be available at investors.sylvamo.com for one year and by phone for 90 days. To listen to the replay by phone, call +1-855-859-2056 and use conference ID number 9631345.
Investor Contact: Hans Bjorkman, 901-419-3525, hans.bjorkman@sylvamo.com
Media Contact: Adam Ghassemi, 901-419-4436, adam.ghassemi@sylvamo.com

About Sylvamo
Sylvamo Corporation (NYSE: SLVM) is the world’s paper company with mills in Europe, Latin America and North America. Our vision is to be the employer, supplier and investment of choice. We transform renewable resources into papers that people depend on for education, communication and entertainment. Headquartered in Memphis, Tennessee, we employ more than 7,000 colleagues. Net sales for the last 12 months ending Sept. 30, 2021, were $3.3 billion. For more information, please visit Sylvamo.com.
Effective Tax Rate
The reported effective tax rate for the third quarter of 2021 was 24%, compared to 26% for the second quarter of 2021. The lower rate for the third quarter was due to an $8 million favorable Brazil court ruling that certain interest income is nontaxable.
Excluding special items, the operational effective tax rate for the third quarter of 2021 was 26%, compared with 20% for the second quarter of 2021. The lower operational effective tax rate in the second quarter is primarily due to a discrete period benefit of $3 million related to the adjustment of the tax basis in certain of the Company's fixed assets and a favorable remeasurement of a deferred tax asset due to a tax rate change of $4 million.
Effects of Special Items
Net special items in the third quarter of 2021 amount to a net after-tax charge of $8 million ($0.18 per pro forma share) compared with net after-tax income of $47 million ($1.07 per pro forma share) in the second quarter of 2021 and a net zero impact in the third quarter of 2020. For more information see the information under the Condensed Combined Statement of Operations and related notes included later in this release.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including our projected adjusted EBITDA and adjusted operating earnings per share for the fourth quarter and the information under the heading “Fourth-Quarter Outlook”. Any or all forward-looking statements may turn out to be incorrect, and our actual actions and results could differ materially from what they express or imply, because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control. These risks, uncertainties, and other factors include those disclosed in the heading “Risk Factors” in our Registration Statement on Form 10 filed with the U.S. Securities and Exchange Commission (SEC) and in our subsequent filings with the SEC, available on our website, Sylvamo.com. These forward-looking statements reflect our current expectations, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SYLVAMO CORPORATION
Condensed Combined Statement of Operations
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30,				Three Months Ended June 30, 2021		Nine Months Ended September 30,
	2021		2020				2021		2020
Net Sales	$908		$738		$844		$2,530		$2,213
Costs and Expenses
Cost of products sold	587	(a)	500	(f)	525	(d)	1,637	(a)	1,562	(f)
Selling and administrative expenses	47		50		58		146		150
Depreciation, amortization and cost of timber harvested	37		38		35		108		117
Distribution expenses	98		79		93		276		235
Taxes other than payroll and income taxes	9		10		6		22		22
Interest (income) expense, net	10	(b)	(2)	(g)	(29)	(e)	(19)	(b)	(3)	(g)
Income (Loss) Before Income Taxes	120		63		156		360		130
Income tax provision (benefit)	28	(c)	12		41		91	(c)	25
Net Income (Loss)	$92		$51		$115		$269		$105
The accompanying notes are an integral part of this condensed combined statement of operations.
Three Months and Nine Months Ended September 30, 2021
(a)Includes pre-tax loss of $7 million ($5 million after taxes) for the three months ended September 30, 2021, and net pre-tax income of $35 million ($23 million after taxes) for the nine months ended September 30, 2021, for the accrual of a foreign value-added tax refund in Brazil.
(b)Includes pre-tax loss of $8 million ($5 million after taxes) for the three months ended September 30, 2021, and net pre-tax income of $20 million ($14 million after taxes) for the nine months ended September 30, 2021, for interest income associated with the accrual of a foreign value-added tax refund in Brazil.
(c)Includes an $8 million tax benefit for three months and nine months ended September 30, 2021 associated with a favorable Brazil court ruling that certain interest income is nontaxable.
Three Months Ended June 30, 2021
(d)Includes pre-tax income of $42 million ($28 million after taxes) for the three months ended June 30, 2021 for the accrual of a foreign value-added tax refund in Brazil.
(e)Includes net pre-tax income of $28 million ($19 million after taxes) for the three months ended June 30, 2021 for interest income associated with the accrual of a foreign value-added tax refund in Brazil.
Three Months and Nine Months Ended September 30, 2020
(f)Includes net pre-tax loss of $1 million ($1 million after taxes) for the three months ended September 30, 2020, and net pre-tax loss of $6 million ($5 million after taxes) for the nine months ended September 30, 2020, for the accrual of a foreign value-added tax expense in Brazil and an environmental reserve adjustment in Russia.
(g)Includes net pre-tax income of $1 million ($1 million after taxes) for the three months ended September 30, 2020, and net pre-tax income of $2 million ($1 million after taxes) for the nine months ended September 30, 2020, for interest income associated with the accrual of a foreign value-added tax refund in Brazil.

SYLVAMO CORPORATION
Pro Forma Earnings per Common Share
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,		Three Months Ended June 30, 2021	Nine Months Ended September 30,
	2021	2020		2021	2020
Net Income (Loss)	$92	$51	$115	$269	$105
Pro Forma Earnings Per Common Share
Net earnings (loss)	$2.09	$1.16	$2.61	$6.10	$2.38
Pro Forma Shares of Common Stock Outstanding	44	44	44	44	44

At the date of distribution of Sylvamo common shares by International Paper to its shareholders on Oct. 1, 2021, Sylvamo had 44,104,986 total common shares outstanding. The calculation of pro forma earnings per share for each period presented utilizes the common shares at the date of distribution as the basis for the calculation of weighted average common shares outstanding for periods prior to the spinoff because, at that time, Sylvamo did not operate as a separate, stand-alone entity, and no shares or equity-based awards were outstanding prior to the date of distribution.

SYLVAMO CORPORATION
Reconciliation of Net Income (Loss) to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,		Three Months Ended June 30, 2021	Nine Months Ended September 30,
	2021	2020		2021	2020
Net Income (Loss)	$92	$51	$115	$269	$105
Add back: Net Special items expense (income)	8	—	(47)	(45)	4
Adjusted Operating Earnings	$100	$51	$68	$224	$109

	Three Months Ended September 30,		Three Months Ended June 30, 2021	Nine Months Ended September 30,
	2021	2020		2021	2020
Pro Forma Earnings per Common Share as Reported	$2.09	$1.16	$2.61	$6.10	$2.38
Add back: Net Special items expense (income)	0.18	—	(1.07)	(1.02)	0.09
Pro Forma Adjusted Operating Earnings per Share	$2.27	$1.16	$1.54	$5.08	$2.47

The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the effect of items considered by management to be unusual (net special items) as reflected in the Condensed Combined Statement of Operations and related notes included in this release from the earnings reported under GAAP. Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present combined operating results. The Company believes that using this information, along with net income, provides for a more complete analysis of the results of operations by quarter. Net income (loss) is the most directly comparable GAAP measure.
Since earnings per share are computed independently for each period, nine-month per share amounts may not equal the sum of the respective quarters.

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDA Margin
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30,		Three Months Ended June 30, 2021	Nine Months Ended September 30,
	2021	2020		2021	2020
Net Income (Loss)	$92	$51	$115	$269	$105
Adjustments:
Income tax provision (benefit)	28	12	41	91	25
Interest (income) expense, net	10	(2)	(29)	(19)	(3)
Depreciation, amortization and cost of timber harvested	37	38	35	108	117
Stock-based compensation	3	4	4	10	11
Net Special items expense (income)	7	1	(42)	(35)	6
Adjusted EBITDA	$177	$104	$124	$424	$261
Net Sales	$908	$738	$844	$2,530	$2,213
Adjusted EBITDA Margin	19.5%	14.1%	14.7%	16.8%	11.8%

Adjusted EBITDA and Adjusted EBITDA Margin by Business Segment

	Three Months Ended September 30,		Three Months Ended June 30, 2021
	2021	2020
Adjusted EBITDA	$177	$104	$124
Europe	49	27	27
Latin America	59	31	59
North America	69	46	38
Total Business Segment Adjusted EBITDA	$177	$104	$124
Net Sales (excluding Corporate and Inter-segment Sales)	$909	$745	$858
Europe	262	220	243
Latin America	200	150	189
North America	447	375	426
Total Business Segment Net Sales	$909	$745	$858
Adjusted EBITDA Margin
Europe	19%	12%	11%
Latin America	30%	21%	31%
North America	15%	12%	9%

The Company calculates Adjusted EBITDA (non-GAAP) by excluding the sum of income taxes, net interest (income) expense, depreciation, amortization and cost of timber harvested as well as the after-tax effect of items considered by management to be unusual (net special items) as reflected in the Condensed Combined Statement of Operations and related notes included in this release from the earnings reported under GAAP. Management believes that Adjusted EBITDA and Adjusted EBITDA Margin provide investors and analysts meaningful insights into our operating performance and Adjusted EBITDA is a relevant metric for the third-party debt. The Company believes that using this information, along with net income, provides for a more complete analysis of the results of its operations. Net income (loss) is the most directly comparable GAAP measure.

SYLVAMO CORPORATION
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Net Sales by Business Segment

	Three Months Ended September 30,		Three Months Ended June 30, 2021	Nine Months Ended September 30,
	2021	2020		2021	2020
Europe	$262	$220	$243	$743	$682
Latin America	200	150	189	557	434
North America	447	375	426	1,255	1,114
Corporate and Inter-segment Sales	(1)	(7)	(14)	(25)	(17)
Net Sales	$908	$738	$844	$2,530	$2,213
Operating Profit (Loss) by Business Segment

	Three Months Ended September 30,				Three Months Ended June 30, 2021		Nine Months Ended September 30,
	2021		2020				2021		2020
Europe	$40		$16		$19		$82		$62
Latin America	44		17		44		131		46
North America	53		29		22		93		25
Total Business Segment Operating Profit	$137		$62		$85		$306		$133

Income (Loss) Before Income Taxes	$120		$63		$156		$360		$130
Interest (income) expense, net	10	(a)	(2)	(e)	(29)	(c)	(19)	(a)	(3)	(e)
Other special items, net	7	(b)	1	(f)	(42)	(d)	(35)	(b)	6	(f)
Business Segment Operating Profit (g)	$137		$62		$85		$306		$133
Three Months and Nine Months Ended September 30, 2021
(a)Includes net pre-tax loss of $8 million ($5 million after taxes) for the three months ended September 30, 2021, and net pre-tax income of $20 million ($14 million after taxes) for the nine months ended September 30, 2021, for interest income associated with the accrual of a foreign value-added tax refund in Brazil.
(b)Includes net pre-tax loss of $7 million ($5 million after taxes) for the three months ended September 30, 2021, and net pre-tax income of $35 million ($23 million after taxes) for the nine months ended September 30, 2021, for the accrual of a foreign value-added tax refund in Brazil.
Three Months Ended 30, 2021
(c)Includes net pre-tax income of $28 million ($19 million after taxes) for the three months ended June 30, 2021 for interest income associated with the accrual of a foreign value-added tax refund in Brazil.
(d)Includes net pre-tax income of $42 million ($28 million after taxes) for the three months ended June 30, 2021 for the accrual of a foreign value-added tax refund in Brazil.
Three Months and Nine Months ended September 30, 2020
(e)Includes net pre-tax income of $1 million ($1 million after taxes) for the three months ended September 30, 2020, and net pre-tax income of $2 million ($1 million after taxes) for the nine months ended September 30, 2020, for interest income associated with the accrual of a foreign value-added tax refund in Brazil.
(f)Includes net pre-tax loss of $1 million ($1 million after taxes) for the three months ended September 30, 2020, and net pre-tax loss of $6 million ($5 million after taxes) for the nine months ended September 30, 2020, for the accrual of a foreign value-added tax expense in Brazil and an environmental reserve adjustment in Russia.
(g)As set forth in the chart above, business segment operating profit is defined as income (loss) before income taxes, but excluding net interest (income) expense and other special items, net. Business segment operating profit is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments and is presented in our financial statement footnotes in accordance with ASC 280.

SYLVAMO CORPORATION
Condensed Combined Balance Sheet
Preliminary and Unaudited
(In millions)

	September 30, 2021	December 31, 2020
Assets
Current Assets
Cash and Temporary Investments	$132	$95
Accounts and Notes Receivable, Net	422	400
Related Party Receivable	25	221
Inventories	344	342
Other current assets	96	61
Total Current Assets	1,019	1,119
Plants, Properties and Equipment, Net	911	974
Forestlands	285	293
Goodwill	136	143
Right of Use Assets	43	46
Deferred Charges and Other Assets	343	336
Total Assets	$2,737	$2,911
Liabilities and Parent Company Equity
Current Liabilities
Accounts Payable	$315	$259
Notes Payable and Current Maturities of Long-Term Debt	126	4
Accrued Payroll and Benefits	73	68
Related Party Payable	110	25
Other Current Liabilities	160	134
Total Current Liabilities	784	490
Long-Term Debt	1,393	22
Deferred Income Taxes	163	170
Other Liabilities	132	117
Parent Company Equity
Parent Company Investment	1,892	3,592
Accumulated Other Comprehensive Loss	(1,627)	(1,480)
Total Parent Company Equity	265	2,112
Total Liabilities and Parent Company Equity	$2,737	$2,911

SYLVAMO CORPORATION
Condensed Combined Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Nine Months Ended September 30,
	2021	2020
Operating Activities
Net income (loss)	$269	$105
Depreciation, amortization and cost of timber harvested	108	117
Deferred income tax provision (benefit), net	(8)	(44)
Stock-based compensation	10	11
Changes in current assets and liabilities
Accounts and notes receivable	(28)	98
Related party receivable	(13)	(13)
Inventories	(9)	41
Related party payable	3	12
Accounts payable and accrued liabilities	99	(55)
Other	(52)	(47)
Cash Provided By (Used For) Operating Activities	379	225
Investment Activities
Invested in capital projects	(54)	(59)
Cash pool arrangements with Parent	202	7
Other	(8)	1
Cash Provided By (Used For) Investment Activities	140	(51)
Financing Activities
Net transfers (to) from Parent	(359)	(201)
Special payment to Parent	(1,520)	—
Issuance of debt	1,499	—
Reduction of debt	(6)	(15)
Cash Provided By (Used for) Financing Activities	(386)	(216)
Effect of Exchange Rate Changes on Cash	(96)	48
Change in Cash and Temporary Investments	37	6
Cash and Temporary Investments
Beginning of the period	95	135
End of the period	$132	$141

SYLVAMO CORPORATION
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30,		Three Months Ended June 30, 2021	Nine Months Ended September 30,
	2021	2020		2021	2020
Cash Provided By (Used For) Operating Activities	$157	$73	$140	$379	$225
Adjustments:
Cash invested in capital projects	(22)	(17)	(15)	(54)	(59)
Free Cash Flow	$135	$56	$125	$325	$166

Free cash flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operations. Management believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet and service debt, and return cash to shareowners in the future. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of the Company’s ongoing performance, free cash flow also enables investors to perform meaningful comparisons between past and present periods.
The non-GAAP financial measures presented in this release have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as Sylvamo.
Management believes certain non-U.S. GAAP financial measures, when used in conjunction with information presented in accordance with U.S. GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial condition and results of operations. Management also uses these non-U.S. GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.